Form C

Cover Page

Name of issuer:

'Laine's Bake Shop LLC, BG Consortium LLC

Legal status of issuer:

Form: Limited Liability Company

Jurisdiction of Incorporation/Organization: IL

Date of organization: 7/18/2014

Physical address of issuer:

11057 South Homewood Avenue
Chicago IL 60643

Website of issuer:

http://www.lainesbakeshop.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

5.0% of the offering amount upon a successful fundraise, and be entitled to reimbursement for out-of-pocket third party expenses it pays or incurs on behalf of the Issuer in connection with the offering.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

Securities equal to 2.0% of the securities sold will be issued to the intermediary upon a successful fundraise.

Type of security offered:

☐ Common Stock
☐ Preferred Stock
☑ Debt
☐ Other

If Other, describe the security offered:

Target number of securities to be offered:

50,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $50,000; interests will be sold in increments of $1.

Target offering amount:

$50,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$107,000.00

Deadline to reach the target offering amount:

12/11/2018

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

3

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$43,309.00	$40,590.00
Cash & Cash Equivalents:	$174.00	($1,155.00)
Accounts Receivable:	$4,681.00	$7,304.00
Short-term Debt:	$4,747.00	$5,527.00
Long-term Debt:	$31,987.00	$31,286.00
Revenues/Sales:	$160,141.00	$95,332.00
Cost of Goods Sold:	$46,723.00	$30,272.00
Taxes Paid:	$0.00	$0.00
Net Income:	$18,474.00	$12,315.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

'Laine's Bake Shop LLC, BG Consortium LLC

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding?

☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Rachel Bernier-Green	President	Laine's Bake Shop	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Rachel Bernier-Green	President	2014

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and any person that routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Rachel Bernier-Green	Series LLC Sole Owner	100.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control — as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. ***Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.***

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

The Company's success depends mainly on its ability to maintain and predict a relatively high cash flow, which can be un-predictable. Any major changes to cash flow could hurt business operations, or cause the company to sell assets or inventory. This could have negative long-term implications for the business.

The future success of the business is built on key financials projections related to revenue. If our financial projections are not accurate, it takes longer to reach predicted revenue levels, or we do not reach them at all our investors may experience a lengthy period on their rate of return or lack of return that is well below that of other investment opportunities. Inaccuracy of financial projections could negatively impact business operations as well.

In addition, our financial projections are based on access to retail locations that we currently have access to, as well as the opening of our new facility. If either of those assumptions proves to be untrue it may later our financial projections.

The operations of the company are reliant on bakery equipment, which can be costly to maintain and replace. Unpredicted equipment failure could lead to increased operating costs and a delay in production. Increased costs and delays in production could damage the company from both a financial and reputation perspective.

The Company is depending on supply chains outside of it's own operations for production, and delays in those supply chains could adversely affect business operations and ultimately revenues.

There is a risk of employee injuries in commercial kitchens and production facilities. While the company makes efforts to mitigate against those risks through insurance policies and proactive safety training, work injuries do still pose a risk to business operations in the short term and as a liability in the long term.

Our future success depends on the efforts of a small management team. The loss of services of the members of the management team may have an adverse effect on the company. There can be no assurance that we will be successful in attracting and retaining other personnel we require to successfully grow our business.

Laines Bakery, LLC is a single member LLC operating without a formal operating agreement, as allowed under the laws of the State of Illinois. As such, the investor should be aware that there is no formal document that governs the issuer's business' financial and functional decisions including those rules, regulations, and provisions binding the company to act in a specific manner.

Specifically, the issuer has not outlined any binding provisions relating to: its equity structure including contributions, capital accounts, and the allocations of profits, losses, and distributions; the structure of its management; voting rights of members; the limitations on member liability and indemnification; rules regarding the maintenance of the LLC's books and records; anti-dilution protections; arbitral settlements; and the restrictions on transfers. The preceding list is not exhaustive, and investors should note that none of the typical provisions outlines in such a document are absent in relation to Laines Bakery, LLC. Should the LLC expand to include more members, an operating agreement will be required.
Investors should note that, as a single-member LLC, Laines Bakery is disproportionately reliant on the work product of one person exclusively, the CEO. Should she be incapacitated, the work of the LLC will not be able to proceed.

Rachel Bernier-Green, the Company's founder and President currently controls 100% of the voting power. This concentrated control in the Company will limit Investors' ability to influence Company matters.

The Company current owes money on three loans. As of June 2018 we owed $31,652 total. We are not prohibited from taking out additional loans, and if we increase our debt amount, our financial position could be harmed.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The Company intends to use the net proceeds of this offering for capital expenditures, which includes the specific items listed in Item 10 below. While the Company expects to use the net proceeds from the Offering in the manner described above, it cannot specify with certainty the particular uses of the net proceeds that it will receive from from this Offering. Accordingly, the Company will have broad discretion in using these proceeds.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$50,000**

Use of Proceeds: 95% -- buildout of our Woodlawn production facility

5% -- Wefunder intermediary fee

If we raise: **$107,000**

Use of Proceeds: 80% -- complete the buildout and equipment purchases for our Woodlawn production facility

10% -- remaining expenses to open our retail location

5% -- accounting expenses related to the raise

5% -- Wefunder intermediary fee

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

If we reach our target offering amount prior to the deadline, we may conduct an initial closing of the offering early if we provide notice about the new offering deadline at least five business days prior to the new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment). Wefunder will notify investors if we conduct an initial closing. Thereafter, we may conduct additional closings from time to time at our and Wefunder's discretion until the deadline date.

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor's commitment will typically be recorded within a few minutes. The commitment will also be available on the Investor's "My Investments" screen on the wefunder.com website. After the offering closes, the contract will be counter-signed by the Company. The executed investment contract will then be sent to the investor via email, and is also available to download on the "My Investments" screen.
3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. Investments may be in book entry form. This means that the Investor may not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen. At the option of the Company, you may receive an electronic certificate.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 450 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 450 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

The company is issuing promissory notes to investors. The principal amount of each note is the amount invested by the investor. The company will use 4% of its gross revenues to pay back principle on the notes. Each note will be paid back based on its pro rata share of all notes issued in this offering. The company will make interest payments to the investor quarterly. The company may prepay principal and interest at any time. The company will continue payments until investors have received 1.5x their principle investment (the repayment amount), provided however that at any time the company may defer up to 1 such payments upon notice to the Lender.

Investors who fund the first $50,000 of the fundraise will receive 2x their principal.

Upon the occurrence of an event of default (as defined in each note), all unpaid principal, accrued interest and other amounts owing will automatically be immediately due, payable and collectible by the company pursuant to applicable law.

The notes do not provide investors with any voting rights in the company.

See exact security attached as Appendix B, Investor Contracts.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Any provision of this instrument (other than the Repayment Amount) may be amended, waived or modified as follows: upon the written consent of the Borrower the holders of a majority in principal of the Repayment Amounts of all Notes.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the one year period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights
This is an LLC with no issued units.			

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	

Describe any other rights:

None

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights in the company, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering). These types of changes could limit the Investor's economic rights by causing the Company to pay off the notes the Investor has purchased before their maturity, thereby reducing the aggregate interest paid on the notes to the Investor.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

None

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the unitholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the unitholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The unitholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The unitholders have the right to redeem their securities at any time. **Unitholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional units, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The offering price for the securities offered pursuant to this Form C has been determined arbitrarily by the Company, and does not necessarily bear any relationship to the Company's book value, assets, earnings or other generally accepted valuation criteria. In determining the offering price, the Company did not employ investment banking firms or other outside organizations to make an independent appraisal or evaluation. Accordingly, the offering price should not be considered to be indicative of the actual value of the securities offered hereby.

The value of the promissory notes will be determined by the Company's senior management in accordance with U.S. generally accepted accounting principles. For example, the notes may be valued based on principal plus anticipated interest payments over the course of the term of the note.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the promissory notes will likely hold a minority position in the Company and will have no voting rights in the Company, and thus will be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its management, and the Investor will have no independent right to name or remove an officer or member of the management of the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from unitholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company to manage the Company so as to maximize value for unitholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company. If the Management of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its unitholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Loan

Lender	MB Financial
Issue date	02/01/16
Amount	$10,416.00
Outstanding principal plus interest	$4,889.00 as of 06/04/18
Interest rate	9.25% per annum
Maturity date	02/01/19
Current with payments	Yes

Accion was the underwriter of this loan and MB Financial was the lender.

Loan

Lender	Central Federal Savings
Issue date	04/01/16
Amount	$25,000.00
Outstanding principal plus interest	$18,985.00 as of 05/10/18
Interest rate	8.75% per annum
Maturity date	04/01/21
Current with payments	Yes

Collateral backed equipment loan

Loan

Lender	Kiva
Issue date	06/01/17
Amount	$10,000.00
Outstanding principal plus interest	$7,778.00 as of 05/10/18
Interest rate	0.0% per annum
Maturity date	06/01/20
Current with payments	Yes

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds
		No exempt offerings.		

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☐ Yes
☑ No

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

☑ Yes
☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Management's Discussion and Analysis of Financial Condition and Results of Operations

You should read the following discussion and analysis of our financial condition and results of operations together with our financial statements and the related notes and other financial information included elsewhere in this offering. Some of the information contained in this discussion and analysis, including information regarding the strategy and plans for our business, includes forward-looking statements that involve risks and uncertainties. You should review the "Risk Factors" section for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

Overview

Seventy percent of our business is wholesale to companies like Whole Foods and Starbucks. To meet existing surplus demand and take advantage of larger opportunities, we're moving into a production space that's three times larger, with an estimated maximum output of $4M.

Our mission is to bring people together through authentic, good food as a way to revitalize urban communities, starting with the south side of Chicago. We specialize in scratch made, all-natural baked goods with unique flavors.

Our vision is to become a Chicago-centric, national consumer brand, similar to Giordano's or Garrett's Popcorn. We plan to scale nationally with Whole Foods, Starbucks, and other national retailers. We will have food service contracts to supply our products through channels such as Bon Appetit Food Service. On the retail side, we will work to make our Chicago locations community institutions during this time. We plan to catalyze positive change in our communities by executing our social mission.

Milestones

'Laine's Bake Shop LLC, BG Consortium LLC was incorporated in the State of Illinois in July 2014.

Since then, we have:

- Carried in all 54 Whole Foods in the Midwest Region, stores can select from 6 SKUs.
- Carried in 10 local Starbucks.
- Retail bakery cafe location in Chicago's Pullman neighborhood to open September 2018. Monthly on site pop up events leading up to grand opening.
- Lease secured for new production facility in Chicago's Woodlawn neighborhood, opens fall 2018.
- Alumni of the Good Food Business Accelerator at 1871.
- Accepted into the Fall 2018 Cohort of the Inner City Capital Connections program.

Historical Results of Operations

Our company was organized in July 2014 and has limited operations upon which prospective investors may base an evaluation of its performance.

- *Revenues & Gross Margin.* For the period ended December 31, 2017, the Company had revenues of $160,141 compared to the year ended December 31, 2016, when the Company had revenues of $95,332. Our gross margin was 70.82% in fiscal year 2017, compared to 68.25% in 2016.
- *Assets.* As of December 31, 2017, the Company had total assets of $43,309, including $174 in cash. As of December 31, 2016, the Company had $40,590 in total assets, including -$1,155 in cash.
- *Net Income.* The Company has had net income of $18,474 and net income of $12,315 for the fiscal years ended December 31, 2017 and December 31, 2016, respectively.
- *Liabilities.* The Company's liabilities totaled $36,734 for the fiscal year ended December 31, 2017 and $36,813 for the fiscal year ended December 31, 2016.

Liquidity & Capital Resources

To-date, the company has been financed with $54,415 in debt.

After the conclusion of this Offering, should we hit our minimum funding target, our projected runway is 12 months before we need to raise further capital.

We plan to use the proceeds as set forth in this Form C under "Use of Funds". We are actively working to secure additional capital in the form of a Demand Dividend or Convertible Note and we have one loan in the underwriting stage.

We will likely require additional financing in excess of the proceeds from the Offering in order to perform operations over the lifetime of the Company. Except as otherwise described in this Form C, we do not have additional sources of capital other than the proceeds from the offering. Because of the complexities and uncertainties in establishing a new business strategy, it is not possible to adequately project whether the proceeds of this offering will be sufficient to enable us to implement our strategy. This complexity and uncertainty will be increased if less than the maximum amount of securities offered in this offering is sold. The Company intends to raise additional capital in the future from investors. Although capital may be available for early-stage companies, there is no guarantee that the Company will receive any investments from investors.

Runway & Short/Mid Term Expenses

'Laine's Bake Shop LLC, BG Consortium LLC cash in hand is $2,000, as of May 2018. Over the last three months, revenues have averaged $12,618/month, cost of goods sold has averaged $5,254/month, and operational expenses have averaged $6,628/month, for an average net margin of $736 per month.

Opening our new retail kiosk and production facility will allow us to expand our wholesale production, which is expected to change both our expenses and revenues. While we cannot guarantee it, we expect that our expenses will decrease in three key areas once our production facility is operational 1) Cost of Goods sold will decrease due to pre-negotiated bulk discounts and adequate cash flow which will minimize rush fees and last minute retail purchases, 2) Packaging costs will decrease for the same reasons and due to our increased capacity to store additional materials, 3) Operational and energy efficiency will increase in the new facility due to equipment and layout changes. Simultaneously, we also expect (but cannot guarantee) that revenues will increase as we ramp up production. We are working with an impact investing fund right now to potentially gain more capital. If we don't secure that we have no plans to raise further funding until 2019.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

I, Rachel Bernier-Green, certify that:

(1) the financial statements of 'Laine's Bake Shop LLC, BG Consortium LLC included in this Form are true and complete in all material respects ; and

(2) the tax return information of 'Laine's Bake Shop LLC, BG Consortium LLC included in this Form reflects accurately the information reported on the tax return for 'Laine's Bake Shop LLC, BG Consortium LLC filed for the fiscal year ended 2017.

Rachel Bernier-Green
President

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No

ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No

iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

http://www.lainesbakeshop.com//invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Exchange Act Sections 13(a) or 15(d);
2. the issuer has filed at least one annual report and has fewer than 300 holders of record;
3. the issuer has filed at least three annual reports and has total assets that do not exceed $10 million;
4. the issuer or another party purchases or repurchases all of the securities issued pursuant to Section 4(a)(6), including any payment in full of debt securities or any complete redemption of redeemable securities; or the issuer liquidates or dissolves in accordance with state law.

APPENDICES

Appendix A: Business Description & Plan

Appendix B: Investor Contracts

Laine's Bake Shop LLC Rev Share v2
Early Bird Laine's Bake Shop LLC Rev Share V2

Appendix C: Financial Statements

Financials 1

Appendix D: Director & Officer Work History

Rachel Bernier-Green

Appendix E: Supporting Documents



INVEST IN 'LAINE'S BAKE SHOP

minimum target met

$55,225

raised of $107,000 maximum target from 99 investors

An artisan baking manufacturing company with a social mission.

Seventy percent of our business is wholesale to companies like Whole Foods and Starbucks. To meet existing surplus demand and take advantage of larger opportunities, we're moving into a production space that's three times larger, with an estimated maximum output of $4M. Our mission is to bring people together through authentic, good food as a way to revitalize urban communities, starting with the south side of Chicago. We specialize in scratch made, all-natural baked goods with unique flavors.



Rachel E. Bernier-Green
Owner
7 years Big 4 accounting experience. M.S, in Taxation, B.A.s in Finance & Accounting.



Why you may want to invest

1. Carried in all 54 Whole Foods in the Midwest Region, stores can select from 6 SKUs.
2. Carried in 10 local Starbucks.
3. Retail bakery cafe location in Chicago's Pullman neighborhood to open September 2018. Monthly on site pop up events leading up to grand opening.
4. Lease secured for new production facility in Chicago's Woodlawn neighborhood, opens fall 2018.
5. Alumni of the Good Food Business Accelerator at 1871 Tech Incubator in Chicago.
6. Accepted into the Fall 2018 Cohort of the Inner City Capital Connections program.

$ 100 min

REMIND ME (113)

What you are investing in

Revenue Share

4% of revenues

1.5X payback multiple

EARLY BIRD BONUS: 2X REVENUE SHARING

Investors who fund up to the first $50K of this fundraise will receive 100% of their principal and an additional 100% on top.

Secured revenue share

The company will pay investors 4% of revenues each quarter until 100% of your principal is returned plus 50% on top.

Earning a return

Learn more about revenue shares

Investor perks

$250+
Website thank you!

$500+
'Laine's Bake Shop "Founding Investor" mug for use anytime you stop by our future retail locations, entitles user to 10% discount.

$1,000+
'Laine's Bake Shop "Founding Investor" magnet.

$2,500+
'Laine's Bake Shop "Catalyst for Change" T-shirt

$5,000+
Coffee Club membership

Our Ambition

Our vision is to become a Chicago-centric, national consumer brand, similar to Giordano's or Garrett's Popcorn. We plan to scale nationally with Whole Foods, Starbucks, and other national retailers. We will have food service contracts to supply our products through channels such as Bon Appetit Food Service. On the retail side, we will work to make our Chicago locations community institutions during this time. We will catalyze positive change in our communities by executing our social mission.

- LBS_Leadership_and_Project_Teams__3_.pdf
- Rachel_Bernier-Green_Resume__2_.pdf
- NOF_Application_Signed-__Laine_s_Bake_Shop_Woodlawn.pdf
- Pitch_Deck-_WeFunder__2_.pdf

lainesbakeshop.com

Chicago, Illinois

$10,000+
Signature Chicago themed decorated gourmet cookie set, shipped anywhere in the continental US.

$25,000+
Founders plaque in our retail location and social media shoutout.

$50,000+
VIP facility tour and pre-launch party for you and 25 of your friends.

see less

food retail main street b2c b2b manufacturing bakeries cafe crowdfunding social impact

Why I Like 'Laine's Bake Shop

I've worked with many small businesses over the last ten years. Only a few of those business owners have impressed me with their tenacity and passion. Rachel of 'Laine's Bake Shop falls into that category. She's been a superstar here in the Chicago area gathering accolades from many business support agencies, major retailers and all the way to city hall. This is because Rachel understands that a business can operate with a social mission without sacrificing profits. Her commitment to assisting those in underserved communities speaks volumes about her character and compassion. She is on a trajectory to sell products nationwide through a couple of national retailers and is at a great stage... READ MORE



Shelby Parchman
FINANCE & INNOVATION STRATEGIST, GOOD FOOD ACCELERATOR

THE BUZZ ABOUT 'LAINE'S BAKE SHOP

"What comes through with her business is her values. It's almost like a passing forward.



Rodney Hines

Director of U.S. Social Impact for Starbucks

I have known Rachel since 2015 when she participated in FamilyFarmed's Good Food Accelerator program. I knew from the beginning that her grit and determination combined with a delicious product would take her business far. Since then I have had the privilege of watching Rachel grow 'Laine's Bake Shop into a successful business with a focus on good food and community. We're proud to have such a rockstar entrepreneur graduate from the Good Food Accelerator, and I can't wait to watch 'Laine's Bake Shop continue to grow and thrive all the while enhancing our local food economy. Rachel has a natural knack for business and community development and produces the most delicious treats, which makes for an easy investment decision!



Jim Slama

CEO, FamilyFarmed

Rachel is such an inspiration at so many levels. My first interaction with her and her husband was when our organization offered technical support as they were pursuing a supplier relationship with Whole Foods Stores. Her willingness to learn and tenacity no matter what obstacles came her way demonstrates a "true" entrepreneur. I have no doubt in my mind that Laine's Bake Shop will become a known brand nationally and internationally.



Tamora Hughes

SBDC Program Director, Greater Englewood CDC

'Laine's Bake Shop is that perfectly balanced confection of delicious product and smart, savvy business-sense, both ably represented by Rachel. It's been a pleasure working with her both through our Small Business Growth program and as a fantastic vendor to the University.



Alyssa Berman-Cutler

Director of Community Economic Development Initiatives, Office of Civic Engagement and Polsky Center for Entrepreneurship and Innovation at University of Chicago

[Rachel] is a good entrepreneur, very creative, always searching. ... [Laine's] has a lot of potential



Bobby Turner

President of the Southern region for Whole Foods Market

I have ordered from Laine's bake shop 4 times now and Im absolutely in love with the cookies! I live in PA and my cookies are always shipped nicely and in a timely fashion. Best butter cookies ever! The owner is very professional and has exceeded my expectations for every order.



Star M.

Yelp Reviewer

I ordered cupcakes and a cake for my boss' birthday party and everyone loved the red velvet cupcakes. They also raved about the design of the cake. The owner is extremely talented and passionate about her craft.



Qwanchaize E.

Yelp Reviewer

Just tried some of the delicious items they offer. Wow! I had the banana pudding and a peach cobbler. Both items were served in cute little mason jars to go. I couldn't decide which dessert tasted better. The banana pudding was made from scratch and was divine! The peach cobbler was just sweet enough and the peaches were not mushy or over cooked.

Amber L.
Yelp Reviewer

I tried a number of their products at the grand opening and they were amazing!! The tasting for my wedding cake was even better, if that's even possible. She's incredibly responsive and flexible and she provides a great variety of flavors and baked goods. I can't wait to work with her on my wedding cake for next April!

Keisha S
The Knot Reviewer

No Logo

How Heart (and Cookies) Rebuilt a Chicago Community (Paid Post by US Bank From NYTimes.com)

Once desolate, Chicago's Pullman Park is transformed.
May 24, 2018 @ paidpost.nytimes.com

Laine's Bake Shop keeps Chicago supplied in cookies

Laine's Bake Shop in Chicago's Morgan Park neighborhood sells cookies at 10 Starbucks locations and more than 50 Whole Foods stores. (Zbigniew Bzdak/Chicago Tribune)
May 21, 2018 @ chicagotribune.com

Fresh Brews

Though it's been open for seven years, Overflow became one of a handful of Black-owned coffee shops in the city (along with a couple others featured here) when small business incubation nonprofit Entrenuity, founded by Austin resident L. Brian Jenkins,
May 3, 2018 @ southsideweekly.com

Chicago Expands Small Business Financing Program

Rachel Bernier-Green, owner, Laine's Bake Shop, offered Chicago Mayor Rahm Emanuel a sample while discussing the benefits of Chicago's expanding Small Business Opportunity Center Program (SBOCP).
March 19, 2018 @ thechicagocitizen.com

Laine's Bake Shop

A family owned online bakery and catering company founded in 2013 by Rachel and Jaryd Bernier-Green. Our mission? To bring a creative spin to the Chicago dessert scene while being a positive catalyst for change in our community. We believe in
March 19, 2018 @ lakeviewkitchenandmarket.com

For the Bernier-Green family, owners of Laine's Bake Shop on Chicago's south side, Whole Foods and Starbucks could be a welcoming end point for the struggling business.

Laine's Bake Shop is almost undetectable from the street in the Far South Side neighborhood of Morgan Park. The windows of the brick storefront, a former post

On Far South Side, a small bakery tries to keep pace with its own big dreams

Laine's Bake Shop is almost undetectable from the street in the Far South Side neighborhood of Morgan Park. The windows of the brick storefront, a former post office, are covered with dark curtains. The smells of vanilla, ginger and peanut butter
December 28, 2017 @ chicagotribune.com

New Englewood Whole Foods Showcasing Products Of 35 Area Businesses

CHICAGO (CBS) - On the shelves at the new Whole Foods opening in Englewood Wednesday, someone's whipped up a success story. "We've got a few people fighting over who can do the demos in the Englewood store," Imani Muhammad, owner of
November 3, 2017 @ chicago.cbslocal.com

Laine's Bake Shop Rising As Partnership With Englewood Starbucks Pays Off

ENGLEWOOD - When Starbucks opened in Englewood a year ago, it became the first Starbucks to carry red velvet brownies from Laine's Bake Shop. Owner and Oakland resident Rachel Bernier-Green said business has been great, and since Starbucks
October 10, 2017 @ dnainfo.com

20 Upcoming Chicago Restaurants and Bars to Know

MORGAN PARK— Laine's Bake Shop is moving from Woodlawn to Morgan Park, according to DNAinfo. The new address is at 6429 S. Cottage Grove Ave. It's a bigger space with room for a production bakery.
June 26, 2017 @ chicago.eater.com

Rebuilding Communities Is 'Laine's Bake Shop's Mission - Good Food on Every Table

'Laine's Bake Shop is an artisan bakery with a social mission. "Our mission is to be a catalyst for revitalization in urban communities, beginning in the South Side of Chicago," said Rachel Bernier-Green, who co-founded the company with husband
March 13, 2017 @ goodfoodoneverytable.org

South Chicago Bake Shop Treats Starbucks Customers

For Rachel Bernier-Green, what began as a childhood hobby has become a fulltime career. "I grew up in a family where everyone loves food," she said. "We were always cooking and baking, which is very calming and the perfect way for me to relax."
September 28, 2016 @ news.starbucks.com

Mayor Emanuel Announces 250th Business Is Awarded Microloan Through Chicago's Microlending Initiative

The 250th business to receive a loan through the program is Laine's Bake Shop - a family run business selling retail baked goods and a supplier of large grocery stores and retail partners like Whole Foods Market. Owner Rachel Bernier-Green was selling
April 24, 2016 @ cityofchicago.org

Sweet Success: Rachel Bernier-Green turns her passion and business education into a thriving business - College of Business News

Rachel Bernier-Green (nee Rodgers) '09, '12, discusses how she used her Illinois degrees to start her own business doing what she loves Rachel Bernier-Green, MS Tax Class of 2012, has been cooking and baking for as long as she ... Continued
April 27, 2015 @ business.illinois.edu

Homegrown vendors hope to make the cut at Whole Foods

You could call it Whole Foods' version of "American Idol" or "The Voice." When the organic grocer plans to open a store, it sometimes conducts an audition: Local vendors, some little more than hobbyists, pitch things they make or bake with the
January 31, 2015 @ chicagotribune.com

Artisan Bake Shop with a Social Mission

We exist to bring people together through authentic, good food as a way to catalyze urban revitalization, starting with the south side of Chicago.



As a full-service bakery, we make everything from breads to cakes, cookies, and pies. We specialize in unique flavors like our red velvet cheesecake brownie and our bourbon caramel thumbprint cookie.

Some of Our Baked Goods







The Three 'Laines: Chicago Natives Committed to Revitalizing the Neighborhood



'Laine is a family name. My grandfather is named Lane. He grew up on the south side of Chicago and often told me stories about how the region was a thriving epicenter of black culture and commerce.

My mom, Elaine, is named after him. She homeschooled me and taught me how to bake. She taught me fractions with a brownie recipe. People always joke that those lessons stuck because I grew up to be a baking accountant.

Then there's me (left), Rachel Elaine. I'm the third 'Laine in the family. The bake shop's name is an homage to my family.

'Laines Bake Shop has two nonprofit partners who help individuals who were previously homeless, incarcerated, or had substance abuse problems learn job skills. We often hire from the program after graduation. We also have a revenue sharing program set up with local nonprofits working to address the underlying issues of crime and violence in Chicago.

Our Progress So Far

Launched 'Laines Bake Shop

2013

Partnered with first Whole Foods Market

September 2015

Completed Good Food Business Accelerator

Finished 6-month program at the 1871 Accelerator in Chicago.

May 2016

Partnered with first Starbucks

September 2016

Began monthly pop up events

Events held at the future home of our first retail location.

September 2017

Supplied to all 54 regional Whole Foods Market

November 2017

Graduated from University of Chicago accelerator

Completed the Polsky Small Business Growth Accelerator.

December 2017

Received City of Chicago Neighborhood Opportunity Fund Grant

March 2018

Accepted into Inner City Capital Connections

ICCC is an executive education and training program to promote economic prosperity in underserved communities.

May 2018

Bakery and cafe opening

September 2018



New production facility opening

October 2018

Expand beyond Midwest region with Whole Foods

2019

Our Pitch Deck


'Laine's Bake Shop
The Artisan Bakery with a Social Mission
Laine's
Bake Shop


'Laine's Bake Shop
Why we're different
Timeline
Priorities

70% of Our Business is Wholesale

Our biggest customer is Whole Foods. Since September 2015, we've sold over 145,000 items to the 54 Whole Foods in the midwest region.


70K
35K
Goods Sold to Whole Foods in 2017 = 70K
2015
2016
2017
Items Sold to Whole Foods

Our Anchor Wholesale Customers

6	54	10
Products at Whole Foods	Whole Foods locations carry our products	Starbucks locations carry our products

Use of Funds and Next Steps

We were awarded a non-recoverable grant by the City of Chicago to go towards the build-out of our production facility, which covers about 50% of the expenses for that location. The funds raised here will go towards the remaining facility expenses for the production location and our bakery cafe retail location opening in September.

This raise will also help us accomplish our social mission: if funded, we'll create 6 full-time jobs within 12 months.

Let Them Eat Cake

'Laine's Bake Shop is part of a movement of businesses that believe in creating profitable companies that make a sustainable positive impact on the world.

The 'Laine's Bake Shop family thanks all of our customers and partners that have become resounding advocates for our brand. Many of you have approached us over the years asking to invest or how you could help 'Laine's in other ways. Thanks to all of your support, we are at the cusp of explosive growth and the time is right to open the door to investors interested in partnering with us to take 'Laine's to the next level. We are working tirelessly to ensure that we are good stewards of your investment so that we can deliver financial, environmental, and social impact returns.

This promises to be an exciting ride. In September 2018 we'll open our much anticipated retail location in Chicago's historic Pullman neighborhood, where we have an established customer base. In addition, our production facility will open to exponentially increase our production capacity and Rachel will complete the rigorous Inner City Capital Connections program to receive technical training and support to prepare us for this next level of growth.

We hope that you'll join our cause, grow with us, and together we will become a catalyst to change the world!

Sincerely,

rachelsig.jpg

Rachel Bernier-Green

Meet the Founders





Rachel E. Bernier-Green
Owner
7 years Big 4 accounting experience. M.S, in Taxation, B.A.s in Finance & Accounting.

Jaryd Bernier-Green
Co-Founder, Senior Business Development Manager
Experienced business operations manager. History in sales, training facilitation, & market research.

AND THE REST OF THE TEAM

Rebecca Cortes
Director of Retail Operations

Raised $109,641From 99+ Investors

Lindsey Howard

Loud Green

Bonita Palmer

Darwin Fitzgerald Rodgers Jr.

Rachel Kasul

Joseph CHRISTY

MORE INVESTORS

Interview

Wefunder interviewed Rachel Bernier-Green on February 13, 2018.

– COLLAPSE ALL

WF: What is 'Laine's Bake Shop? ^

BERNIER-GREEN: 'Laine's Bake Shop is an artisan baking company with a social mission. Right now about 70% of our business is wholesale. We supply companies like Starbucks and Whole Foods with artisan, baked-from-scratch goods. We exist to connect people through authentic, good food as a way to revitalize urban communities, starting with the south side of Chicago.

We have a three-pronged approach to achieving that mission, and we believe adhering to our mission will make us more profitable in the long term. There's a common misconception that making an impact and making a profit are mutually exclusive, thankfully the data shows that the converse is true. We are part of a movement of socially conscious companies seeking to make money while changing the world.

WF: What does your menu look like? ^

BERNIER-GREEN: It's mostly wholesale right now because we don't have a retail outlet. We still get about 25% to 30% of our business from retail customers. We are a full-service bakery, so we do everything from breads to cakes and pies. The items that we wholesale include traditional cookies, but we also do unique flavors like an oatmeal rum raisin cookie or bourbon caramel thumbprint cookie. We also have a red velvet cheesecake brownie that we wholesale to Starbucks. Outside of the normal bakery goods like cookies and pies, we do custom work. We do corporate gifts for organizations like The Obama Foundation, McDonald's, Google, and YouTube, crafting neat cookies and treats with their logo on them for different events.

WF: How did the business get started? ^

BERNIER-GREEN: My degrees are in finance and accounting. Most recently, I worked in the financial services group for a Big 4 accounting firm doing tax compliance for private equity companies. While I was there, I baked as a form of stress relief. I would bake and decorate things, and I'd bring them into the office just so my husband and I wouldn't eat them all. I thought maybe when I retired I'd start a bakery. My colleagues would often ask why I didn't launch a business crafting baked goods, and I'd brush them off saying that's probably the worst reason to start a business, just because you have a craft that you enjoy.

I decided to launch the company to test the marketplace. The first event that I participated in was a community revitalization effort in my neighborhood where a vacant storefront was turned into a shopping center for a weekend with booths from a variety of small businesses. At this pop-up event, someone who tasted our product said Whole Foods was looking for local vendors and they wanted to connect me to their team. Whole Foods partnered with a local community development non-profit to offer a three-month training series for small businesses that were interested in working with them. I followed through on this suggestion and participated in the entire series. At the end of the event, I got a meeting with the bakery buyer hoping to get into a store they were working on opening in a year. The buyer loved our products and said they were ready to bring us on board immediately. We started off with one store in September of 2015. Several months later, Whole Foods helped introduce us to Starbucks when they were looking for a local pastry provider. After a few months of onboarding, we started to supply our first Starbucks store in September of 2016. At this point, we were in all of the Whole Foods stores in Illinois.

Throughout this time, we continued to hold pop-up events which helped develop our base throughout Chicago. We also received some organic press partly because of the work we were doing with Whole Foods and Starbucks and partly because our social mission resonates with a lot of people. As a result, we developed a base of people that aren't just customers but are also ambassadors for our brand.

WF: What do your sales and revenue numbers look like?

BERNIER-GREEN: The first year I worked full-time on the business was 2016. I worked out of a shared kitchen, so our capacity was very limited. We ended 2016 with sales of just under $100,000. In the middle of 2016, we moved into our own facility. Last year our sales were a bit over $160,000. We're still pretty constrained because our facility is just a little over one thousand square feet including storage, office space, and production.

WF: What is your production schedule like?

BERNIER-GREEN: We currently produce almost everything to order due to our limited cash flow. We have standing ordering schedules for Whole Foods and other wholesale customers. Most of our wholesale clients have between one and two ordering days per week.

WF: Who are your customers?

BERNIER-GREEN: On the wholesale, side our three biggest customers are Whole Foods, Starbucks, and a local restaurant. On the retail side, our customers include the base we cultivated with our pop-ups, people who have read about our story, and people who taste one of our items at one of our wholesale partners and reach out to try additional things from our menu. Our customers tend to be very interested in natural foods, unique offerings, and our social mission.

WF: What makes your cookies so special?

BERNIER-GREEN: We search for the highest quality things we can get our hands on. That's all that goes into our cookies – no mystery ingredients, no preservatives, no artificial coloring. When we're able to connect with the employees or families behind our suppliers, sharing those stories with our customers has been something that has resonated with them. We also work really hard to create new twists on classic flavors and innovative flavors that set us apart.

WF: Where do you fit into the marketplace compared to all of the possible competitors?

BERNIER-GREEN: We are trying to position ourselves on the wholesale side as the premier artisan baking company. When companies like Whole Foods are looking for something that is natural without any preservatives and meets their strict guidelines, we want to be their go-to business. On the local side, our two biggest competitors are Jennie and Vera's Cookies and Simply Delish. They are the two other Illinois-based companies supplying cookies to Whole Foods. Then on a national scale, you have Carol's Cookies, Gianna's Homemade cake, and Tate's Bake Shop. Those are some of the companies that we track and compare ourselves against.

WF: What makes you different from your competitors?

BERNIER-GREEN: There are two things that make us stand out from the competition on the wholesale side. First is our approach to partnering with our retailers. Our cookies in Whole Foods, for example, are on their cookie stations. Generally, people just go there, pick up cookies, and are not going for specific brands. We've taken a different approach. We tell our customers what our cookies look like, so if they talk to the people in the bakery they'll show them which ones are ours. We actively drive traffic to those stores, and then we work with the regional marketing team to develop support strategies. Instead of just putting the products there, we want to make sure the product is moving, whether it's passive sampling or demos. Those kinds of wrap-around support services help us stand out.

Instead of going to Whole Foods and saying we have a chocolate chip cookie, because we know you can get that anywhere, we say we have this chocolate thumbprint cookie that's filled with a bourbon caramel sauce. We have a twist on the oatmeal raisin cookie that is an oatmeal rum raisin cookie. We're talking to the people in the stores to find out what their customers are looking for.

It helps that companies are looking for local products. We are really focused on operations and scaling our company, which makes us a great partner. A lot of companies that have local programs lose money on those programs because they are working with a lot of small vendors. The fact that we come in armed with our financial and sales reports and are able to talk with companies about our experiences makes us stick out to our wholesale customers.

The second way we stand out from the competition is product differentiation. We continue to bring unique flavor profiles to the marketplace. We are not allowing our products to get stale, and we are continuing to work with our wholesale partners to make sure we're bringing them products that are the best fit for what their customers are looking for.

So far, these strategies are paying off. Starbucks invited my husband and me out to its headquarters in February of 2017. While we were there, we actually had the opportunity to sit down with Howard Schultz, the founding CEO of Starbucks, and talk to him about our company. He sent us to two bakeries that carry his favorite non-Starbucks pastries. He encouraged us to create items like these. We took that advice to heart and visited both of those bakeries and have even finalized one of the products that he mentioned.

WF: What made you want to run a bakery? ^

BERNIER-GREEN: That question gets to the story of why the company is 'Laine's Bake Shop when my name is Rachel. The quick story is that there are three 'Laine's in my family. My grandfather is named Lane, and he grew up on the south side of Chicago. He's the one who was always telling me stories about how the south side of Chicago was once a thriving epicenter of commerce and culture. He planted the idea that revitalizing urban communities was something that could be done. My mother Elaine was named after him. She homeschooled me and taught me to bake. My mom taught me my fractions with a brownie recipe, which was the first time that I liked math, so people always joke that both of those lessons stuck because I grew up to be a baking accountant.

I'm Rachel Elaine, so I'm the third 'Laine in the series. I've been baking with my mom, my grandmother, and other family members for as long as I can remember. It's something that I've done for fun since I was a kid. I've been selling baked goods pretty much my whole life, but I don't have any classical training. I learned how to decorate cookies and cakes by watching YouTube videos and have honed my skills over most of my life even though I was not initially planning to bake professionally.

WF: What's going to make your business a success? ^

BERNIER-GREEN: Our success is based on starting with great food, focusing on operations and efficiency, continuing our relationships with our core customers, and pursuing relationships with new retailers and food service clients.

To do this, we need to open in a space that allows us to produce enough food to fill the demand of our customers. We also need to diversify our base. Right now we're very heavily concentrated in Whole Foods. That relationship is great, but we need to make sure that we have other key anchor clients so that 'Laine's remains stable if our partnership with Whole Foods changes.

Our goal in the next 18 months is to bring on four to six additional anchor clients. One of the big issues that has impeded our ability to raise capital is that even if you have a demonstrated history with a company, a bank isn't as comfortable with that as if you have a contract. Most stores only offer a contract to farmers or anyone who has a long lead-in time to produce their product. Everything with Whole Foods and Starbucks is ordered on a weekly basis, and it's the same with our restaurant clients. With food service you can get contracts, however, because of our limited capacity, we haven't been able to go after these food service contracts. So we've identified a new production space to increase our capacity, and are working to position ourselves for this necessary diversification.

WF: How big could you get with the production facility you are eyeing?

BERNIER-GREEN: We have a lease signed for a production space that is more than three times bigger than our current space, plus it has a full basement we can use for storage. It's within a bigger building, so there's space next door that we can expand into in the future. In terms of our capacity, industry experts who work in the food manufacturing space think our maximum output capacity in that space is between $4 million and $4.5 million. It gives us plenty of room to grow.

We are also working to identify suitable co-packers because if Starbucks said they want to take our red velvet cheesecake brownie national, for example, we could not do that in this production facility. Cultivating these co-packer relationships is key so that once one of our products is positioned to grow quickly, we can produce that outside of our space while we work to increase our internal capacity.

WF: Besides being profitable, what's the broader mission of the bakery?

BERNIER-GREEN: Our mission is to be a catalyst for revitalization in urban communities, starting with the south side of Chicago. There are three ways that we try to approach that mission. The first is with the people we hire. We've partnered with two nonprofit organizations with job-training programs that specifically reach out to individuals who have been chronically unemployed. Some of them have been incarcerated, some of them have been homeless, some of them might have had a substance abuse problem. The programs allow them to obtain their food safety certifications and puts them through a rigorous training program where they learn everything from production and food safety to conflict resolution and personal finance. Once they graduate, the program provides us with a pool of candidates that we can hire from. We do that because of the impact it has on the community and because it tends to be more cost-effective than creating an internal recruiting and full-time training program. Turnover is also significantly lower with graduates of these programs.

The second way we accomplish our mission is through our purchasing. We try to purchase from companies that share similar values to us. We also try to work with companies that are employee-, family-, women-, or minority-owned.

The third piece of our mission is our Community Partner Program.

WF: What is your Community Partner Program?

BERNIER-GREEN: Our Community Partner Program is the third way we work on our broader mission of helping revitalize urban neighborhoods. Chicago gets a lot of flack for crime and violence. I decided to look into some of the underlying issues that drive crime and violence. What can we do to directly impact those things? What organizations are out there doing meaningful and measurable work in these areas? I found nonprofits that were doing that work, and then looked at how we could support them.

The crux of the community partner program is our loyalty program. We've set up our loyalty program so that whenever someone joins it, they get to pick which of these organizations they want to support. Anytime they make a purchase, a percentage of those proceeds are donated back to that organization. The organization, in turn, refers customers to us because it's fundraising for them and because we're amplifying their impact and their voices. The program has been on pause because we don't have the retail space right now. The loyalty program is not active but the structure is already in place.

WF: How do you plan to grow that community-minded marketing to a national scale?

BERNIER-GREEN: That program will always have a hyper-local approach. It's something that can be replicated in other markets, but by its very nature it's not scalable in the traditional sense. The parts of our mission that are scalable in the traditional sense are the hiring programs and who we're purchasing from.

We see the community partner program growing if we create additional retail shops in the future. This is something we're planning to do in the next two or three years. We can duplicate the community program throughout Chicago and in underserved communities where demand for a bakery and cafe is not being met. Maybe down the line, we can do that in other cities, but that's not really our focus.

WF: What about crowdfunding appeals to you?

BERNIER-GREEN: We like crowdfunding for two reasons. One reason is that we've successfully done it twice before on a much smaller scale. The second reason is that we have customers come to us all the time saying that they want to be a part of what we're doing and asking how they can invest in the company. Because our customers tend to already be brand ambassadors, we think this provides a great opportunity to raise money from the broader community and from people who believe in what we're doing and want to play a role in it.

WF: What big unresolved fears keep you up at night?

BERNIER-GREEN: One of my biggest fears is that because we've been undercapitalized for so long and haven't been able to grow as fast some of our partners would have liked that we could lose out on an opportunity because we're not financially prepared for it. We've done a lot with very little, and we're proud of that, but it concerns me that we might not be able to get the pieces in place as quickly as we need to and keep up with partners that can be very demanding at times.

WF: What are your plans for the money you raise?

BERNIER-GREEN: We were recently awarded a non-recoverable grant by the city of Chicago to go towards the build-out of our production facility in Chicago's Woodlawn neighborhood. The grant covers about 50% of our building expenses. To receive the grant, we must contribute $140,000 to the project. The first $140,000 of funds from this raise will go into our construction escrow account where the City of Chicago will deposit the remaining funds and construction will begin on the project.

Currently, our architects and engineers are finalizing the plans so that we can submit the project for permit this month. We plan to begin construction in June of 2018 and estimate that the project will take 5-6 months to complete.

WF: Who's on your team and why are they the right people?

BERNIER-GREEN: I'm Rachel Bernier-Green, the CEO. My responsibilities are overall strategy and execution, operations, infrastructure, capital generation, financial reporting and analysis, training and development, and more.

Then there's Rebecca Cortes. She's the Director of Retail Operations. She is responsible for operations (design, infrastructure, marketing, hiring and development, reporting) and sales for retail stores, farmers markets, catering, and online sales.

Elaine Rodgers is our Production Manager. She oversees production, inventory, and ordering.

Jaryd Bernier-Green is in charge of sales. He's the account manager for current channels and manages sales in wholesale and food service.

Darryl Cheeks is the CEO and Managing Partner of Black Rhino Financial Group. He will serve as our virtual CFO. He has deep food manufacturing expertise. He helps with business strategy and risk management, bookkeeping, financial statement compilation, operational reports and operating budgets, budget variance analysis, payroll processing, and tax filings.

Amber Johns and Mary Vendiola will be our general counsel at Jackson Corporate Law. They review contracts and leases, legal structure, intellectual property issues and filings, HR, and employee manuals.

Andrea Keirn and her team at Black Rhino Marketing will act as our marketing professionals. They study brand identity and help with strategic business planning, analytical reports, digital marketing, and social media.

Thea Polancic is a Leadership Development Consultant at Clear Space Consulting. She will provide leadership development, culture strategy and execution, and executive coaching.

Then there's Monica Chadha, who is an architect at Civic Projects Architecture. She is the architect and consultant for the build-out of our production facility in Woodlawn.

WF: Why are you the person to get this done?

BERNIER-GREEN: One thing that's been key to our success thus far is the fact that I have a background in accounting and finance and I'm focused on operational efficiency and scalability. That's not to say that I know it all, but I'm acutely self-aware and know enough to know what I don't know, and surround myself with people that can fill in the gaps. When compiling the appropriate team to take our company to the next level, I tried to make sure that the people we're bringing in don't just have general product development knowledge or general startup knowledge, but that they have knowledge focused on food companies, social enterprises, and/or profitable scaling. After months of vetting candidates, I have pulled together a team that has repeatedly demonstrated that they can help companies of our size profitably scale.

I'm also an alumna of the Good Food Business Accelerator out of the 1871 Accelerator here in Chicago. I have a mentor that works with me, and I also have access to a variety of people in my cohort who have created food companies and have successfully scaled them. That provides me with a wealth of resources, including people with connections to distributors and additional outlets to sell our products. They also offer support services to make sure the infrastructure that we're building can handle that scale.

In addition, people interested in investing with us believe in what we're doing and our company's mission. They've seen what we've accomplished so far and the impact that we've made. If we continue to do that, then I think they'll continue to set me aside with potential partners and potential investors.

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ASK QUESTION

Andre Grant Jul 1

I went to your website and noticed there is not a large selection of food items offered there. Do you plan on expanding you online business with the creation of the new facility?

Rachel E. Bernier-Green Owner FOUNDER Jul 2

Hi Andre, thanks for your question! Yes, we are planning to expand the online business once we have increased capacity. Our new retail manager starts in two weeks and will work with me to build the infrastructure to prepare for our online store expansion. There's a lot of untapped potential for us to grow in that space.

Austin Landry Jul 21

Has the relationship with Whole Foods changed at all since Amazon's acquisition?

Rachel E. Bernier-Green Owner FOUNDER Jul 21

Thanks for the question Austin. We moved from being a local supplier to a regional supplier shortly before we found out about the acquisition. We expect that Amazon will continue to seek additional efficiencies in the Whole Foods procurement processes and that being a regional or multi-regional player better positions us for future success with the company. To date, we haven't experienced any disruption from the acquisition, and our sales are actually up significantly over last year.

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RISKS

1 The Company's success depends mainly on its ability to maintain and predict a relatively high cash flow, which can be un-predictable. Any major changes to cash flow could hurt business operations, or cause the company to sell assets or inventory. This could have negative long-term implications for the business.

2 The future success of the business is built on key financials projections related to revenue. If our financial projections are not accurate, it takes longer to reach predicted revenue levels, or we do not reach

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OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, and more.

THE FUNDING PORTAL

'Laine's Bake Shop is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

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